DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2016 RESULTS

Third Quarter 2016 Financial Highlights:

•Revenues of $1,556 million were flat vs. last year (increased 3% excluding currency effects)

•	DCI Net Income decreased 22% to $219 million (decreased 23% excluding currency effects)

•	Diluted EPS decreased 16% to $0.36 and Adjusted EPS decreased 15% to $0.40 (decreased 14% excluding currency effects)
•Repurchased $374 million of stock

Silver Spring, Maryland – November 1, 2016: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2016.

“While we faced challenging but expected headwinds this quarter, Discovery is well positioned for long-term growth driven by our well-defined global brands, differentiated content and favorable distribution agreements,” said David Zaslav, President and CEO, Discovery Communications. “We have continued to strengthen and maximize our traditional pay-TV offering with robust new programming while aggressively exploiting new opportunities to leverage our content across numerous digital platforms around the world. Amid an ever shifting global media ecosystem, Discovery is evolving to reach more consumers on more screens and platforms than ever before."

Third Quarter Results

Third quarter revenues of $1,556 million were flat compared to the prior year, as 2% growth at U.S. Networks and 19% growth at Education and Other were offset by a 3% decline at International Networks, primarily due to currency effects. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(1) decreased 2% to $562 million, as 3% growth at U.S. Networks was more than offset by a 16% decline at International Networks, partially due to currency effects. Excluding currency effects, total Company revenues and Adjusted OIBDA grew 3% and 1%, respectively.

Third quarter net income available to Discovery Communications, Inc. ("DCI Net Income") decreased 22% to $219 million compared to $279 million for the third quarter of 2015, primarily due to a $50 million (or $0.08 per share) after-tax impairment charge related to the Lionsgate investment and higher equity-based compensation, partially offset by a decrease in taxes, currency-related transactional gains and higher contribution from equity investees income. Diluted earnings per share(2) decreased 16% to $0.36 due to lower DCI Net Income, partially offset by lower shares outstanding. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(2), which excludes the impact of amortization of acquisition-related intangible assets, decreased 15% to $0.40 for the third quarter 2016 compared to $0.47 for the third quarter 2015. Third quarter Adjusted EPS excluding currency effects decreased 14%.

(1)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 5.
(2)	All per share amounts are calculated using DCI Net Income. See table on page 14 for the full schedule.

Free cash flow increased 75% to $410 million for the third quarter of 2016 as cash flow from operations increased to $436 million while capital expenditures increased 8% to $26 million. Capital expenditures for the first nine months of 2016 decreased 9%. Third quarter cash flow from operations increased primarily due to lower cash taxes and the timing of working capital. Third quarter free cash flow excluding the impact of currency effects increased 112%. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Revenues:
U.S. Networks	$793	$781	2%	$2,473	$2,344	6%
International Networks	720	740	(3)%	2,221	2,276	(2)%
Education and Other	43	36	19%	133	130	2%
Corporate and Inter-Segment Eliminations	—	—	—%	(2)	(2)	—%
Total Revenues	$1,556	$1,557	—%	$4,825	$4,748	2%

Adjusted OIBDA:
U.S. Networks	$458	$443	3%	$1,475	$1,364	8%
International Networks	183	218	(16)%	617	699	(12)%
Education and Other	(1)	(5)	80%	(5)	(2)	NM
Corporate and Inter-Segment Eliminations	(78)	(80)	3%	(242)	(237)	(2)%
Total Adjusted OIBDA	$562	$576	(2)%	$1,845	$1,824	1%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Revenues:
Distribution	$381	$357	7%	$1,157	$1,076	8%
Advertising	396	410	(3)%	1,269	1,232	3%
Other	16	14	14%	47	36	31%
Total Revenues	$793	$781	2%	$2,473	$2,344	6%
Adjusted OIBDA	$458	$443	3%	$1,475	$1,364	8%
Adjusted OIBDA Margin	58%	57%		60%	58%

U.S. Networks’ revenues in the third quarter of 2016 increased 2% to $793 million, driven by 7% distribution growth, partially offset by a 3% decline in advertising. Distribution revenue growth was primarily driven by higher rates, partially offset by a slight decline in subscribers. Advertising revenues decreased 3% primarily due to expected ratings declines, partially offset by higher pricing and inventory management.

Operating expenses decreased 1% mainly due to lower content amortization, partially offset by higher marketing costs. Adjusted OIBDA increased 3% to $458 million due to higher revenues and lower operating expenses.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Revenues:
Distribution	$425	$419	1%	$1,263	$1,233	2%
Advertising	273	289	(6)%	900	968	(7)%
Other	22	32	(31)%	58	75	(23)%
Total Revenues	$720	$740	(3)%	$2,221	$2,276	(2)%
Adjusted OIBDA	$183	$218	(16)%	$617	$699	(12)%
Adjusted OIBDA Margin	25%	29%		28%	31%

International Networks’ revenues for the third quarter decreased 3% to $720 million and Adjusted OIBDA decreased 16% to $183 million. Changes in foreign currency exchange rates reduced third quarter International revenues and Adjusted OIBDA growth by 5% and 7%, respectively. Excluding currency effects, total revenues increased 2%. Distribution revenues, excluding the impact of currency effects, grew 8% mostly due to higher affiliate rates in Latin America, Northern Europe and CEEMEA as well as higher volume in Latin America. Advertising revenues, excluding the impact of currency effects, declined 2%, primarily due to lower ratings and pricing in Northern Europe, partially offset by higher volume in Southern Europe. Other revenues declined 24% excluding currency effects primarily due to lower Eurosport sub-licensing revenues.

Operating expenses increased 3%, or 6% excluding the impact of foreign currency exchange rates, primarily due to increased sports content and production costs. Excluding the impact of foreign currency exchange rates, Adjusted OIBDA decreased 9%, reflecting revenue growth more than offset by higher operating expenses.

Education and Other

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Revenues	$43	$36	19%	$133	$130	2%
Adjusted OIBDA	$(1)	$(5)	80%	$(5)	$(2)	NM

Education and Other revenues for the third quarter increased by $7 million primarily due to higher production deliveries at the Studios production business and increased international revenues at the Education business. Adjusted OIBDA improved primarily due to higher revenues, partially offset by additional investments in the Education business.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the third quarter of 2016 was relatively consistent with the prior year.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 10.4 million shares of its Series C common stock at an average price of $24.47 per share, for a total of $253 million. On August 4, 2016, the Company repurchased 2.2 million preferred shares from Advance/Newhouse Programming Partnership ("ANPP") at $54.40 per share (or $27.20 per share on an as converted to common basis), for a total of $121 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $374 million on share repurchases during the third quarter of 2016.

Through September 30, 2016, the Company has repurchased 144.2 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the 31.0 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents $7.8 billion of the Company's shares since buyback activity was authorized in 2010, at an average price of $26.54 per share on an adjusted basis(1). Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

On October 13, 2016, the Company announced a plan to contribute $100 million and its digital network Seeker and production studio SourceFed in exchange for a 39% minority interest in a new holding company, Group Nine Media. Group Nine Media includes digital companies Thrillist Media Group, Now This Media, and The Dodo. Discovery has the option to buy a controlling stake in Group Nine Media in the future. The transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions.

FULL YEAR 2016 OUTLOOK(2)

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

(1)
The average repurchase price was calculated by dividing a) the aggregate amount spent on share repurchases since the inception of share repurchases in 2010 ($7.8 billion) by b) the number of shares that would have been repurchased if the Series C Common Stock special dividend paid on August 6, 2014 occurred prior to the inception of share repurchases in 2010. For each common share repurchased prior to August 6, 2014, we assume one additional share of Class C Common Stock was repurchased for no additional consideration. For each preferred share repurchased, we assume each preferred share would have converted into two common shares.

(2)
Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine the adjustments that would be required, including those related to fluctuations in foreign currency exchange rates.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Adjusted Net Income, Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
The Company defines Adjusted Net Income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets. Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted Net Income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period to period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (ex-FX), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2016 Baseline Rate”) and the prior year amounts translated at the same 2016 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, November 1, 2016 at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2016. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives and the full year 2016 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Distribution	$806	$776	$2,420	$2,309
Advertising	670	699	2,170	2,200
Other	80	82	235	239
Total revenues	1,556	1,557	4,825	4,748
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	592	574	1,787	1,703
Selling, general and administrative	419	394	1,227	1,224
Depreciation and amortization	80	80	239	243
Restructuring and other charges	7	4	52	37
Gain on disposition	—	—	(13)	(3)
Total costs and expenses	1,098	1,052	3,292	3,204
Operating income	458	505	1,533	1,544
Interest expense	(91)	(82)	(267)	(248)
Income (loss) from equity investees, net	3	(10)	(28)	(2)
Other expense, net	(49)	—	(27)	(78)
Income before income taxes	321	413	1,211	1,216
Income tax expense	(96)	(130)	(302)	(394)
Net income	225	283	909	822
Net income attributable to noncontrolling interests	—	—	(1)	—
Net income attributable to redeemable noncontrolling interests	(6)	(4)	(18)	(7)
Net income available to Discovery Communications, Inc.	$219	$279	$890	$815

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.37	$0.43	$1.45	$1.25
Diluted(1)	$0.36	$0.43	$1.44	$1.24

Weighted average shares outstanding:
Basic	395	432	404	434
Diluted(1)	602	653	615	658

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$224	$390
Receivables, net	1,545	1,479
Content rights, net	350	313
Deferred income taxes	110	68
Prepaid expenses and other current assets	454	346
Total current assets	2,683	2,596

Noncurrent content rights, net	2,117	2,030
Property and equipment, net	464	488
Goodwill	8,179	8,164
Intangible assets, net	1,621	1,730
Equity method investments	515	567
Other noncurrent assets	271	289
Total assets	$15,850	$15,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$202	$282
Accrued liabilities	1,045	988
Deferred revenues	180	190
Current portion of debt	95	119
Total current liabilities	1,522	1,579

Noncurrent portion of debt	7,901	7,616
Deferred income taxes	536	556
Other noncurrent liabilities	440	421
Total liabilities	10,399	10,172

Redeemable noncontrolling interests	247	241

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,016	7,021
Treasury stock, at cost	(6,214)	(5,461)
Retained earnings	5,038	4,517
Accumulated other comprehensive loss	(643)	(633)
Total equity	5,204	5,451
Total liabilities and equity	$15,850	$15,864

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net income	$909	$822
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	49	16
Depreciation and amortization	239	243
Content amortization and impairment expense	1,293	1,243
Gain on disposition	(13)	(3)
Remeasurement gain on previously held equity interest	—	(2)
Equity in losses (earnings) of investee companies, net of cash distributions	33	9
Deferred income taxes	(55)	4
Realized loss from derivative instruments	3	11
Other-than-temporary impairment of AFS investments	62	—
Other, net	45	29
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(48)	(133)
Content rights, net	(1,464)	(1,386)
Accounts payable and accrued liabilities	(44)	(14)
Equity-based compensation liabilities	(5)	(25)
Income taxes receivable and prepaid income taxes	(50)	(136)
Other, net	(127)	(26)
Cash provided by operating activities	827	652

Investing Activities
Investments in equity method investees, net	(67)	(26)
Purchases of property and equipment	(69)	(76)
Distributions from equity method investees	69	67
Proceeds from disposition, net of cash disposed	19	61
Investments in cost method investments	(4)	(16)
Payments for derivative instruments, net	—	(11)
Business acquisitions, net of cash acquired	—	(24)
Other investing activities, net	(2)	(1)
Cash used in investing activities	(54)	(26)

Financing Activities
Commercial paper repayments, net	(23)	(140)
Borrowings under revolving credit facility	445	222
Principal repayments of revolving credit facility	(672)	(179)
Borrowings from debt, net of discount	498	936
Principal repayments of debt	—	(849)
Principal repayments of capital lease obligations	(23)	(22)
Repurchases of stock	(1,124)	(576)
Prepayments for common stock repurchase contracts	(71)	—
Distributions to redeemable noncontrolling interests	(17)	(38)
Equity-based plan proceeds (payments), net	32	(9)
Hedge of borrowings from debt instruments	—	(29)
Other financing activities, net	(13)	(15)
Cash used in financing activities	(968)	(699)

Effect of exchange rate changes on cash and cash equivalents	29	(32)

Net change in cash and cash equivalents	(166)	(105)
Cash and cash equivalents, beginning of period	390	367
Cash and cash equivalents, end of period	$224	$262

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION TO NET INCOME
(unaudited; in millions)

	Three Months Ended September 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$458	$183	$(1)	$(78)	$562
Amortization of deferred launch incentives	—	(3)	—	—	(3)
Mark-to-market equity-based compensation	—	—	—	(14)	(14)
Depreciation and amortization	(7)	(55)	(3)	(15)	(80)
Restructuring and other charges	(2)	(5)	—	—	(7)
Gain on disposition	—	—	—	—	—
Inter-segment Eliminations	(4)	—	4	—	—
Operating income	445	120	—	(107)	458
Interest expense					(91)
Income (loss) from equity investees, net					3
Other expense, net					(49)
Income tax expense					(96)
Net income attributable to noncontrolling interests					—
Net income attributable to redeemable noncontrolling interests					(6)
Net income available to Discovery Communications, Inc.					$219

	Three Months Ended September 30, 2015
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$443	$218	$(5)	$(80)	$576
Amortization of deferred launch incentives	—	(4)	—	—	(4)
Mark-to-market equity-based compensation	—	—	—	17	17
Depreciation and amortization	(7)	(56)	(2)	(15)	(80)
Restructuring and other charges	—	(3)	(2)	1	(4)
Gain on disposition	—	—	—	—	—
Inter-segment Eliminations	(3)	—	3	—	—
Operating income	433	155	(6)	(77)	505
Interest expense					(82)
Income (loss) from equity investees, net					(10)
Other expense, net					—
Income tax expense					(130)
Net income attributable to noncontrolling interests					—
Net income attributable to redeemable noncontrolling interests					(4)
Net income available to Discovery Communications, Inc.					$279

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION TO NET INCOME
(unaudited; in millions)

	Nine Months Ended September 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$1,475	$617	$(5)	$(242)	$1,845
Amortization of deferred launch incentives	—	(10)	—	—	(10)
Mark-to-market equity-based compensation	—	—	—	(24)	(24)
Depreciation and amortization	(19)	(165)	(6)	(49)	(239)
Restructuring and other charges	(10)	(25)	(3)	(14)	(52)
Gain on disposition	—	13	—	—	13
Inter-segment Eliminations	(9)	(2)	11	—	—
Operating income	1,437	428	(3)	(329)	1,533
Interest expense					(267)
Income (loss) from equity investees, net					(28)
Other expense, net					(27)
Income tax expense					(302)
Net income attributable to noncontrolling interests					(1)
Net income attributable to redeemable noncontrolling interests					(18)
Net income available to Discovery Communications, Inc.					$890

	Nine Months Ended September 30, 2015
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$1,364	$699	$(2)	$(237)	$1,824
Amortization of deferred launch incentives	—	(12)	—	—	(12)
Mark-to-market equity-based compensation	—	—	—	9	9
Depreciation and amortization	(23)	(172)	(5)	(43)	(243)
Restructuring and other charges	(22)	(13)	(2)	—	(37)
Gain on disposition	—	3	—	—	3
Inter-segment Eliminations	(5)	(2)	7	—	—
Operating income	1,314	503	(2)	(271)	1,544
Interest expense					(248)
Income (loss) from equity investees, net					(2)
Other expense, net					(78)
Income tax expense					(394)
Net income attributable to noncontrolling interests					—
Net income attributable to redeemable noncontrolling interests					(7)
Net income available to Discovery Communications, Inc.					$815

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended September 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,556	$1,557	—%	3%

Adjusted OIBDA	$562	$576	(2)%	1%

DCI Net Income	$219	$279	(22)%	(23)%

Diluted EPS	$0.36	$0.43	(16)%	(17)%

Adjusted EPS	$0.40	$0.47	(15)%	(14)%

Free Cash Flow	$410	$234	75%	112%

	Nine Months Ended September 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$4,825	$4,748	2%	4%

Adjusted OIBDA	$1,845	$1,824	1%	5%

DCI Net Income	$890	$815	9%	6%

Diluted EPS	$1.44	$1.24	16%	11%

Adjusted EPS	$1.57	$1.38	14%	12%

Free Cash Flow	$758	$576	32%	72%

(1) Refer to Page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended September 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$425	$419	1%	8%
Advertising	273	289	(6)%	(2)%
Other	22	32	(31)%	(24)%
Total Revenues	$720	$740	(3)%	2%

Adjusted OIBDA	$183	$218	(16)%	(9)%

	Nine Months Ended September 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$1,263	$1,233	2%	10%
Advertising	900	968	(7)%	(4)%
Other	58	75	(23)%	(22)%
Total Revenues	$2,221	$2,276	(2)%	3%

Adjusted OIBDA	$617	$699	(12)%	(2)%

(1) Refer to Page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Numerator:
Net income	$225	$283	$909	$822
Less:
Allocation of undistributed income to Series A convertible preferred stock	(52)	(61)	(205)	(176)
Net income attributable to noncontrolling interests	—	—	(1)	—
Net income attributable to redeemable noncontrolling interests	(6)	(4)	(18)	(7)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$167	$218	$685	$639
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	144	185	587	541
Series C convertible preferred stockholders	23	33	98	98
Total	167	218	685	639

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	52	61	205	176
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$219	$279	$890	$815

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	395	432	404	434
Weighted average impact of assumed preferred stock conversion	204	217	208	220
Weighted average dilutive effect of equity-based awards	3	4	3	4
Weighted average Series A, B and C common shares outstanding — diluted	602	653	615	658
Weighted average Series C convertible preferred stock outstanding — basic and diluted	31	38	34	39

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.37	$0.43	$1.45	$1.25
Series C convertible preferred stockholders	$0.74	$0.86	$2.90	$2.50

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.36	$0.43	$1.44	$1.24
Series C convertible preferred stockholders	$0.72	$0.86	$2.88	$2.48

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Net Income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$219	$279	$(60)	$890	$815	$75
Amortization of acquisition-related intangible assets (gross)	37	38	(1)	112	121	(9)
Tax effect on amortization of acquisition-related intangible assets	(10)	(11)	1	(30)	(35)	5
Adjusted Net Income	$246	$306	$(60)	$972	$901	$71

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.36	$0.43	$(0.07)	$1.44	$1.24	$0.20
Amortization of acquisition-related intangible assets (gross) per share	0.06	0.06	—	0.18	0.18	—
Tax effect on amortization of acquisition-related intangible assets per share	(0.02)	(0.02)	—	(0.05)	(0.04)	(0.01)
Adjusted earnings per diluted share	$0.40	$0.47	$(0.07)	$1.57	$1.38	$0.19

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,
	2016	2015	Change	% Change
Cash provided by operating activities	$436	$258	$178	69%
Purchases of property and equipment	(26)	(24)	(2)	(8)%
Free cash flow	$410	$234	$176	75%

	Nine Months Ended September 30,
	2016	2015	Change	% Change
Cash provided by operating activities	$827	$652	$175	27%
Purchases of property and equipment	(69)	(76)	7	9%
Free cash flow	$758	$576	$182	32%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
September 30, 2016
5.625% Senior notes, semi-annual interest, due August 2019	$500
5.05% Senior notes, semi-annual interest, due June 2020	1,300
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	336
3.30% Senior notes, semi-annual interest, due May 2022	500
3.25% Senior notes, semi-annual interest, due April 2023	350
3.45% Senior notes, semi-annual interest, due March 2025	300
4.90% Senior notes, semi-annual interest, due March 2026	500
1.90% Senior notes, euro denominated, annual interest, due March 2027	672
6.35% Senior notes, semi-annual interest, due June 2040	850
4.95% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
Revolving credit facility	545
Commercial paper	70
Capital lease obligations	142
Total debt	8,065
Unamortized discount and debt issuance costs	(69)
Debt, net	7,996
Current portion of debt	(95)
Noncurrent portion of debt	$7,901

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2015	418.0	108.2	526.2
Shares repurchased	(29.2)	(6.9)	(36.1)
Shares issued – equity-based compensation	3.7	—	3.7
Conversion of shares	0.6	(0.3)	0.3
Total shares outstanding as of September 30, 2016	393.1	101.0	494.1